Exhibit 99.1

BIDZ.Com Stock to Begin Trading on the OTCQB Market

REDONDO BEACH, Calif., Nov. 12, 2012 — BIDZ.com, Inc. (the “Company”) announced that its stock will begin trading on the OTC Market’s OTCQB marketplace under its ticker symbol “BIDZ” commencing on November 13, 2012. Investors will be able to view the Real Time Level II stock quotes for BIDZ at http://www.otcmarkets.com/stock/BIDZ/quote.

On November 9, 2012, the Company received notification from The NASDAQ Stock Market stating that the NASDAQ Hearings Panel has determined to delist the Company’s shares of common stock from The NASDAQ Stock Market, effective at the open of business on Tuesday, November 13, 2012. The delisting of the Company’s common stock is a result of the Company’s failure to regain compliance with the $1 minimum bid price for its common stock for continued listing, and the failure to comply with NASDAQ listing rules which require the Company to maintain board and audit committee independence.

The move to the OTC Market’s OTCQB marketplace does not change the Company’s reporting obligations with Securities and Exchange Commission (“SEC”) under applicable federal securities laws.

About OTC Markets Group Inc.

OTC Markets Group Inc. (OTCM) operates Open, Transparent and Connected financial marketplaces for investors to easily trade almost 10,000 equity and debt securities through the broker of their choice. OTC Markets Group organizes these securities into tiered marketplaces to inform investors of opportunities and risks. OTC Markets Group’s data-driven platform enables efficient trading through any broker at the best possible price and empowers a broad range of companies to improve the quality and availability of information for their investors.

About BIDZ.com, Inc.

Bidz.com, founded in 1998, is a leading online retailer of jewelry. Bidz offers its products through a live auction format as well as a fixed price online retail store, Buyz.com. Bidz also operates Modnique.com, a division of Bidz.com, a flash sale shopping website, offering authentic premium brand name merchandise. Modnique offers its members exclusive access to 24-72 hour sales events on designer apparel, accessories, shoes, and housewares and much more at price points up to 85% below traditional retail prices.

Forward-Looking Statements

This release contains statements made by Bidz that are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this release, including statements regarding the Company’s future financial position, business strategy and plans and objectives of management for future operations, are forward looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions, as they relate to the Company, are intended to identify forward looking statements. Bidz based these forward-looking statements largely on current expectations and projections about future events and financial trends that Bidz believes may affect its financial condition, results of operations, business strategy and financial needs. Risks and uncertainties include the growth of our business may depend on our ability to successfully introduce and expand new product offerings, including those on modnique.com; that the unavailability of debt financing to fund our operations could adversely affect our business; that repurchases of our common stock may not prove to be the best use of our cash resources; that we may be at risk to accurately report financial results or detect fraud if we fail to maintain an effective system of internal controls; that our branded inventory may be vulnerable to complaints or claims of infringement on intellectual property rights; that our common stock is subject to short selling and trading, and prices of our stock may be volatile; that we must continue to generate a high volume of visitor traffic to our website and convert those visitors into buyers; that we are subject to “prank” bidding; that we may face increasing costs to acquire new customers; that we anticipate expanding our international sales activities, causing our business to become increasingly susceptible to numerous risks that could affect our profitability; that we do not have a guaranteed supply of jewelry products, and we have a concentration of inventory purchases from our top two suppliers; that competition from online auctioneers and other online companies with greater brand recognition may adversely affect our sales; that we may be subject to a tax liability for past sales and our future sales may decrease if we are required to collect sales and use taxes on the products we sell; that increases in the cost of precious metals and precious and semi-precious stones would increase the cost of our jewelry products; that any failure of our auction and bidding systems hardware, which is located at a single third-party co-location facility, or any failure of our fulfillment and administrative hardware would adversely affect our business and results of operations; that failure to protect confidential information about our customers and our network against security breaches could damage our reputation; that our inventory is vulnerable to damage or loss caused by fire, flood, earthquakes, theft and similar events; that increases in credit card processing fees could increase our costs; that seasonal fluctuations in our net revenue could cause our quarterly results to fluctuate and cause our results of operations to be below expectations; that descriptions of our merchandise are not guarantees and may confuse, mislead or disappoint our customers; that we may unknowingly be involved in “conflict” diamond purchases; that we may be subject to regulations governing the conduct and liability of auctioneers, which could adversely affect the way in which we conduct our business or otherwise increase our cost of doing business; that we are subject to regulations relating to consumer privacy, which could increase the cost of our doing business; the ability to maintain profit levels while expanding international sales; the ability to detect fraud if we fail to maintain an effective system of internal controls; the ability to maintain our website, electronic data processing systems, and systems hardware; the ability to protect our intellectual property rights; and potential litigation and government enforcement actions. All forward-looking statements are qualified in their entirety by reference to the factors described in Part I, Item 1A, “Risk Factors” in Bidz’ 2011 Annual Report on Form 10-K that could cause the actual results of Bidz to differ materially from those projected in such forward-looking statements.

Contact:

Bidz.com, Inc.
Tawnia Suggs
Investor Relations
tsuggs@bidz.com